Exhibit 3.102

Filed Dec 15, 1999 /s/ Rebecca McDonnell Cook Secretary of State

ARTICLES OF ORGANIZATION

OF

HARRAH’S NORTH KANSAS CITY I LLC

We, the undersigned, for the purpose of forming a limited liability company under RSMo. Section 347.010, et seq., to facilitate the conversion of Harrah’s-North Kansas City Corporation, a Nevada general business corporation authorized as a foreign corporation in the State of Missouri (the “Corporation”), into such Limited Liability Company, do hereby adopt the following Articles of Organization:

ARTICLE I

The name of the Limited Liability Company is Harrah’s North Kansas City I LLC. The Corporation shall convert into the Limited Liability Company, effective at the close of business on December 31, 1999. Upon such conversion, the Limited Liability Company shall have and be entitled to exercise all rights, privileges and powers of the Corporation.

ARTICLE II

The address of its initial registered office in the State of Missouri is 222 East Dunklin Street, Jefferson City, Missouri, and the name of its initial registered agent at such address is Corporation Service Company dba CSC - Lawyers Incorporating Service Company.

ARTICLE III

The Limited Liability Company is formed for the following purposes:

A. To engage in the operation of a Riverboat casino and related facilities beginning January 1, 2000.

B. To buy, lease, rent or otherwise acquire, own, hold, use, divide, partition, develop, improve, operate and sell, lease, mortgage or otherwise dispose of, deal in and turn to account, real estate, leaseholds and any and all interests or estates appertaining thereto.

C. To enter into any lawful contract or contracts with persons, firms, corporations, other entities, governments or any agencies or subdivision thereof, including guaranteeing the performance of any contract or any obligation of any person, firm, corporation or other entity.

D. To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm,

association, entity, syndicate or persons whatsoever, deemed to be of benefit to the Limited Liability Company, or of use in any manner in connection with any of its purposes; and to dispose thereof upon such terms as may seem advisable to the Limited Liability Company.

E. To invest, lend and deal with monies of the Limited Liability Company in any lawful manner.

F. To borrow or raise money for any purpose of the Limited Liability Company and to secure any loan, indebtedness or obligation of the Limited Liability company and the interest accruing thereon, and for that or any other purpose, to mortgage, pledge, hypothecate or change all or any part of the present or hereafter acquired property, rights and franchises of the Limited Liability Company, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

G. To do any or all of the things herein above enumerated, alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

H. To have one or more offices, to conduct its business, carry on its operations and promote its objects within and without the State of Missouri, in other states, the District of Columbia, the territories, possessions and dependencies of the United States, in foreign countries and anywhere in the world, without restriction as to place, manner or amount, but subject to the laws applicable thereto; and to do any or all of the things herein set forth to the same extent as a natural person might or could do in any part of the world, either alone or in company with others.

I. To engage in any other lawful act or activity for which limited liability companies may be organized under RSMo Section 347.010, et seq.

J. In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the Limited Liability Company, as fully and freely as a natural person might do, to the extent and in the manner, and anywhere within and without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of limited liability companies; provided, however, that the Limited Liability Company shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

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K. It is intended that each of the purposes and powers specified in each of the paragraphs of this ARTICLE III shall be in no way limited or restricted by reference to or inference from the terms of any other paragraph, but that the purposes and powers specified in each of the paragraphs of this ARTICLE III shall be regarded as independent purposes and powers. The enumeration of specific purposes and powers in this ARTICLE III shall not be construed to restrict in any manner the general purposes and powers of this Limited Liability Company, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of purposes and powers herein shall not be deemed to exclude or in any way limit by inference any purposes or powers which this Limited Liability Company has power to exercise, whether expressly by the laws of the State of Missouri, now or hereafter in effect, or implied by any reasonable construction of such laws.

ARTICLE IV

The management of the Limited Liability Company shall be vested in one or more managers.

ARTICLE V

Upon the withdrawal of any member, within a reasonable time, not to exceed thirty (30) days from such withdrawal, the remaining members shall vote to determine whether to continue the business and affairs of the Limited Liability Company. The Limited Liability Company shall continue only in the event that all of the remaining members in the Limited Liability Company vote in favor of continuing the business and affairs of the Limited Liability Company.

ARTICLE VI

The names and mailing address of the persons forming the Limited Liability Company are Rebecca W. Ballou and Dee A. Wallace, 1023 Cherry Road, Memphis, Tennessee 38117.

ARTICLE VII

The latest date on which the Limited Liability Company is to dissolve is January 1, 2050.

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ARTICLE VIII

For tax purposes, the Limited Liability Company will operate as a partnership.

IN WITNESS WHEREOF, these Articles of Organization have been signed this 14th day of December, 1999.

/s/ Rebecca W. Ballou
Rebecca W. Ballou
Organizer

/s/ Dee A. Wallace
Dee A. Wallace
Organizer

STATE OF TENNESSEE	)
) ss.
COUNTY OF SHELBY	)

On this 14th day of December, 1999, before me personally appeared Rebecca W. Ballou and Dee A. Wallace, being first duly sworn and to me know to be the persons described in and who executed the foregoing Articles of Organization as Organizers, declared that the statements contained therein are true and executed the same as their free act and deed.

/s/ Juanita M. Francis
Notary Public in and for Said County and State

My Commission Expires: July 10, 2001	[NOTARIAL SEAL]

Filed Dec 15, 1999 /s/ Rebecca McDonnell Cook Secretary of State

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Filed Dec 29, 1999 /s/ Rebecca McDonnell Cook Secretary of State

ARTICLES OF MERGER

of

HARRAH’S NORTH-KANSAS CITY CORPORATION

INTO

HARRAH’S NORTH KANSAS CITY I LLC

Pursuant to the provisions of the Missouri Limited Liability Company Act, RSMo. 347.725, the undersigned entities certify the following:

1.	The name, state of organization and type of each constituent entity are as follows:

Harrah’s-North Kansas City Corporation, a Nevada general business corporation;

and

Harrah’s North Kansas City I LLC, a Missouri limited liability company.

2.	An Agreement of Merger has been approved and authorized by each of the constituent entities in accordance with RSMo. 347.720.

3.	The effective date of the merger shall be at the close of business on December 31, 1999.

4.	The name of the surviving entity is Harrah’s North Kansas City I LLC.

5.	The address of the registered office of the surviving entity, Harrah’s North Kansas City I LLC, is 222 East Dunklin Street, Jefferson City, Missouri, 65101-3127 and the name of the registered agent at such address is Corporation Service Company, dba CSC - Lawyers Incorporating Service Company.

6.	The organizational documents of the surviving entity, Harrah’s North Kansas City I LLC, shall be its organizational documents.

7.	The executed Agreement of Merger is on file at the principal place of business of the surviving entity, Harrah’s North Kansas City I LLC, which is One Riverboat Drive, Clay County, North Kansas City, Missouri, 64116.

8.	The Agreement of Merger will be furnished by the surviving entity, Harrah’s North Kansas City I LLC, on request and without cost, to any partner, shareholder, member, or their equivalent of any entity that is a party to the merger.

IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporation and limited liability company as of the day and year hereafter acknowledged.

[Signatures on Following Page]

Harrah’s North-Kansas City Corporation		Corporate Seal

By:	/s/ Anthony M. Sanfilippo	Attest: By:	/s/ George W. Loveland, II
	Anthony M. Sanfilippo		George W. Loveland, II
	Senior Vice President		Assistant Secretary

Harrah’s North Kansas City I LLC

By:	/s/ Rebecca W. Ballou
Manager – Harrah’s Operating Company, Inc., Rebecca W. Ballou, Secretary

State of Tennessee	}
	}	ss
County of Shelby	}

I, Jane E. Tyler a Notary Public, do hereby certify that on this 27th day of December, 1999, personally appeared before me Anthony M. Sanfilippo and George W. Loveland, II who, being by me first duly sworn, declared that they are the Senior vice President and Assistant Secretary, respectively, of Harrah’s North-Kansas City Corporation, that they signed the foregoing document, and that the statements therein contained are true.

Official Seal of Jane E. Tyler Notary Public - Shelby County, Tennessee

/s/ Jane E. Tyler
Notary Public

My Commission expires: June 20, 2000

STATE OF MISSOURI

Rebecca McDowell Cook
Secretary of State

CERTIFICATE OF MERGER
MISSOURI LIMITED LIABILITY COMPANY SURVIVING

WHEREAS, Articles of Merger of the following entities:

HARRAH'S-NORTH KANSAS CITY CORPORATION (F00379519)

INTO:

HARRAH'S NORTH KANSAS CITY I LLC (LC0033989)

Organized and Existing Under Laws of **Missouri & NEVADA** have been received, found to conform to law, and filed.

NOW, THEREFORE, I, Rebecca M. Cook, Secretary of State of the State of Missouri, issue this Certificate of Merger, certifying that the merger of the aforenamed entities is effected, with

HARRAH'S NORTH KANSAS CITY I LLC (LC0033989)

as the surviving entity.

IN TESTIMONY WHEREOF, I HAVE SET MY HAND AND IMPRINTED THE GREAT SEAL OF THE STATE OF MISSOURI, ON THIS, THE 29TH DAY OF DECEMBER, 1999.

EFFECTIVE DATE: DECEMBER 31, 1999.

$ 30.00

Rebecca McDowell Cook
Secretary of State

S.O.S. #30

Articles of Amendment

Harrah’s North Kansas City I LLC

1.	The name of the Missouri Limited Liability Company is: Harrah’s North Kansas City I LLC.

2.	The initial and original Articles of Organization were filed on the 15th day of December, 1999.

3.	These Articles of Amendment are filed this 4th day of January, 2000 to be effective immediately upon filing.

4.	The name of the limited liability company is hereby changed from Harrah’s North Kansas City I LLC to Harrah’s North Kansas City LLC and such change of name is to be effective upon filing of these Articles of Amendment.

5.	This amendment to the Articles of Organization is authorized under the Operating Agreement and under RSMo sections 347.010, et seq.

IN WITNESS WHEREOF, these Articles of Amendment have been executed by the aforementioned limited liability company as of the day and year hereafter acknowledged.

Harrah’s North Kansas City I LLC		Filed Jan 04, 2000 /s/ Rebecca McDonnell Cook Secretary of State
By:	/s/ Rebecca W. Ballou
Manager – Harrah’s Operating Company, Inc.
Rebecca W. Ballou, Secretary

State of Tennessee	}
}
County of Shelby	}

I, Juanita M. Francis, a Notary Public, do hereby certify that on this 3rd day of January, 2000, personally appeared before me Rebecca W. Ballou who, being sworn, declared that she is the Secretary of Harrah’s Operating Company, Inc., Manager of Harrah’s North Kansas City I LLC, that she signed the foregoing document, and that the statements contained therein are true.

[NOTARIAL SEAL]	/s/ Juanita M. Francis
Notary Public
My Commission Expires July 10, 2001

No. LC0033989

STATE OF MISSOURI

SEAL OF THE SECRETARY OF STATE MISSOURI

Rebecca McDowell Cook
Secretary of State

LIMITED LIABILITY COMPANY
AMENDED ARTICLES OF ORGANIZATION

WHEREAS,

HARRAH'S NORTH KANSAS CITY LLC

Formerly,

HARRAH'S NORTH KANSAS CITY I LLC.

filed its amended Articles of Organization in duplicate with this office and WHEREAS that filing was found to conform to the Missouri LImited Liability Company Act;

NOW, THEREFORE, I, REBECCA McDOWELL COOK, Secretary of State of Missouri, by virtue of authority vested in me by law do hereby certify and declare that the above entity's Articles of Organization are amended.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 4th day of JANUARY, 2000.

THE GREAT SEAL OF THE STATE OF MISSOURI MDCCCXX

Rebecca McDowell Cook
Secretary of State

$25.00

S.O.S. #30